UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019
Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
*	*	*

* On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. The New York Stock Exchange has filed a Form 25 with with the Securities and Exchange Commission to remove the common stock of Basic Energy Services, Inc. from listing and registration on the New York Stock Exchange. Deregistration under Section 12(b) of the Act will become effective 90 days after the filing date of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Keith L. Schilling as President, Chief Executive Officer and Director

On December 19, 2019, the Board of Directors (the “Board”) of Basic Energy Services, Inc., a Delaware corporation (“Basic” or the “Company”), approved the appointment of Keith L. Schilling to serve as President, Chief Executive Officer and director of the Company. Mr. Schilling will perform the functions of the Company’s principal executive officer.

As previously announced, T.M. “Roe” Patterson notified the Board on September 13, 2019, of his decision to voluntarily resign as President and Chief Executive Officer of the Company and entered into a Separation and Release Agreement under which he would remain as President and Chief Executive Officer of the Company until (i) January 31, 2019, or (ii) such earlier time as chosen by the Board (the “Patterson Separation Date”). The Board designated January 2, 2020, as the Patterson Separation Date, and effective January 2, 2020, Mr. Schilling will serve as President, Chief Executive Officer and director of the Company.

Mr. Schilling, 47, was previously employed by Baker Hughes Company, where he served as President of Baker Hughes Canada since November 2018 and as Director, Sales and Commercial from July 2017 until November 2018. From October 2016 until June 2017, Mr. Schilling served as President - Surface for the North America Region. Prior to his work for Baker Hughes Company and its affiliates, Mr. Schilling served as Senior Vice President for TETRA Technologies, Inc. from December 2014 until October 2016. From 1995 to 2014, Mr. Schilling was employed by Schlumberger Limited in numerous capacities. Mr. Schilling received a B.S. in Chemical Engineering from Texas A&M University in 1995 and an M.B.A. from Rotterdam University in 2008. Mr. Schilling has over 20 years of extensive experience with major energy services companies.

Mr. Schilling has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Schilling is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Schilling has not been, and is not currently expected to be, appointed to any committees of the Board.

Keith L. Schilling Employment Agreement

On December 19, 2019, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Schilling. The Employment Agreement is effective through December 31, 2021, and will automatically renew for subsequent one-year periods unless notice of termination is properly given by the Company or Mr. Schilling. Pursuant to the Employment Agreement and his offer letter, Mr. Schilling is entitled to a base salary of $650,000 per year. Mr. Schilling will also be entitled to an annual performance bonus, with a target bonus equal to 90% of his base salary, if certain performance criteria are met. Under the Employment Agreement, Mr. Schilling is eligible from time to time to receive awards of long-term equity incentive compensation under the Company’s equity compensation plans. He will also receive a one-time signing bonus of $150,000 as well as one-time payments to compensate him for the loss of equity issued from his previous employment in the following amounts: (i) $50,000 on May 15, 2020, (ii) $100,000 on May 15, 2021, and (iii) $100,000 on May 15, 2022, in each case conditioned on his continued employment through the applicable payment date.

If Mr. Schilling’s employment is terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 1.5 times the sum of his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if Mr. Schilling’s employment is terminated for certain reasons within the six months preceding or the twelve months following a change of control of the Company, he would be entitled to a lump sum severance payment equal to two times the sum of his base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three completed fiscal years. In the event that within the six months preceding or the twelve months following a change of control of the Company, Mr. Schilling’s Employment Agreement is not renewed by the Company and a new employment agreement has not been entered into, Mr. Schilling will be entitled to the same severance benefits described above, subject to certain conditions.

As consideration for the Company entering into the Employment Agreement, Mr. Schilling has agreed in his Employment Agreement that, for a period of six months following the termination of his employment by the Company without cause or by him for good reason, and for a period of two years following the termination of his employment for retirement or any other reason, he will not, among other things, engage in any business competitive with the Company’s business, render services to any entity who is competitive with the Company or solicit business from certain of the Company’s customers or potential customers. These non-competition restrictions shall not apply in the event that such termination is within twelve months of a change of control of the Company. Additionally, Mr. Schilling has agreed not to solicit any of the Company’s employees to terminate, reduce or adversely affect their employment with the Company for a period of two years from his date of termination, for whatever reason.

The above summary of the Employment Agreement and the offer letter is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Resignation of T.M. “Roe” Patterson as Director

In connection with his resignation as President and Chief Executive Officer of the Company effective the Patterson Separation Date, Mr. Patterson also resigned as Director from the Board of Directors of the Company effective the Patterson Separation Date. Mr. Patterson’s resignation did not result from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On December 19, 2019, the Company issued a press release announcing the appointment of Mr. Schilling to serve as President, Chief Executive Officer and director of the Company. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibit constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and Basic’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Basic may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in Basic’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Employment Agreement of Keith Schilling, dated December 19, 2019.
	10.2	Offer Letter to Keith Schilling, dated December 16, 2019
	99.1	Press Release, dated December 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: December 19, 2019	By:	/s/ David S. Schorlemer
	Name:	David S. Schorlemer
	Title:	Senior Vice President, Chief Financial Officer,
Treasurer and Secretary (Principal Financial
Officer and Principal Accounting Officer)